Exhibit 99.2

PHOTOMEDEX, INC.	VOTE BY INTERNET – www.proxyvote.com

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. 1717 ARCH ST., SUITE 1300 PHILADELPHIA, PA 19103

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time                                  , 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time                                  , 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Joint Proxy Statement/Prospectus and Form 10-K are available at www.proxyvote.com.

PROXY

PHOTOMEDEX, INC.

THIS PROXY AND WRITTEN CONSENT IS BEING SOLICITED

BY THE BOARD OF DIRECTORS

For an Annual Meeting of Stockholders

To be held on [                    ], 2011

The undersigned stockholder hereby appoints Dennis M. McGrath and Christina L. Allegeier as proxy with full power of substitution, to vote the shares of voting securities of PhotoMedex, Inc., a Nevada Corporation (“PhotoMedex”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Kaye Scholer LLP, located at 425 Park Avenue, New York NY 10022, on [                    ], 2011, at [        ], local time, and any adjournment thereof upon matters properly coming before the Meeting, as set forth in the Notice of Annual Meeting and Joint Proxy Statement/Prospectus, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, such proxy is instructed to vote as follows:

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS INDICATED ON THIS CARD AND AS SUCH PROXIES DEEM ADVISABLE WITH DISCRETIONARY AUTHORIZED ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposals:

(1)	To approve and adopt the Agreement and Plan of Merger, dated as of July 4, 2011 (as it may be amended from time to time), among PhotoMedex, Radiancy, Inc., and PHMD Merger Sub, Inc., a wholly owned subsidiary of PhotoMedex, pursuant to which Radiancy will become a wholly owned subsidiary of PhotoMedex.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	To approve the issuance of shares of PhotoMedex common stock to Radiancy stockholders pursuant to the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	To approve the issuance of warrants to purchase PhotoMedex common stock to the current holders of PhotoMedex common stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)    To elect to our Board of Directors eight (8) directors, to serve until our next Annual Meeting of Stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal, which election shall be subject to the closing of the merger. To withhold authority to vote for any individual nominee, strike a line through the nominee’s name listed below.

☐ FOR all nominees listed herein (except as marked up to the contrary below)	☐ withhold authority to vote for all nominees listed below

01 – Dennis M. McGrath	02 – James W. Sight	03 – Stephen P. Connelly

04 – Dr. Dolev Rafaeli	05 – Dr. Yoav Ben-Dror	06 – Lewis C. Pell

07 – Katsumi Oneda	08 – Nahum Melumad

(5)	To approve the Quarterly Bonus Program for Dolev Rafaeli under his Amended and Restated Employment Agreement with PhotoMedex.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(6)	To amend PhotoMedex’s Articles of Incorporation to increase the number of authorized shares of PhotoMedex common stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(7)	To amend PhotoMedex’s Articles of Incorporation to authorize five million shares of blank check preferred stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(8)	To amend PhotoMedex’s Articles of Incorporation to expand the indemnification obligations of PhotoMedex to its directors and officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(9)	To amend the provision of PhotoMedex’s Articles of Incorporation that addresses transactions with interested directors or officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(10)	To amend PhotoMedex’s Articles of Incorporation to provide that PhotoMedex is not opting out of provisions 78.378 to 78.3793 of the Nevada Revised Statutes.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(11)	To approve an amendment to the PhotoMedex 2005 Equity Compensation Plan pursuant to the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(12)	To approve an amendment to the PhotoMedex Amended and Restated 2000 Non-Employee Director Stock Option Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(13)	To approve a resolution expressing advisory approval of the compensation of our named executive officers that is based on or otherwise relates to the merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(14)	To approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals described above.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

Signature	Dated	Signature, if held jointly	Dated

Print Name:		Print Name:

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are jointly held, each holder must sign. If a corporation please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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